UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
July 23, 2026
Date of Report (Date of earliest event reported)
_____________________
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HURN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On and effective July 23, 2026, the Board of Directors (the “Board”) of Huron Consulting Group Inc. (“Huron” or the “Company”) elected Dr. L. Thomas Richards as a director of Huron, to serve until the 2027 Annual Meeting of Stockholders of Huron (the “2027 Annual Meeting”). Dr. Richards has been appointed to the Company’s Nominating and Corporate Governance Committee, Finance and Capital Allocation Committee and Technology and Information Security Committee, effective July 23, 2026. Dr. Richards will stand for re-election at the 2027 Annual Meeting.
Dr. Richards most recently served as Chair of the Board of Directors of WittKieffer, an executive search and leadership advisory professional services firm serving the healthcare, higher education and life sciences sectors. He has also served in a variety of roles across the life sciences industry with a focus on emerging technologies and innovation-driven growth, including as Interim Chief Executive Officer of One BioMed, a molecular tools company and Chief Executive Officer of TessArae, a molecular diagnostics company. In addition, he recently served as a Senior Advisor to Metis Genetics, a technology-enabled genetic counseling company, One BioMed, and Nanomix, a point-of-care diagnostic testing company, and advises venture capital and private equity investors across the life sciences industry. Dr. Richards also practiced academic medicine as an emergency physician and assistant professor at Stanford University and the University of California, San Francisco.
Earlier in his career, he was an investment banker in the mergers and acquisitions (M&A) groups of Lazard Frères, UBS and SG Cowen. Dr. Richards previously served on the board of directors of Cowen Group, Inc., a publicly traded financial services firm, and has served as a director of TessArae and One BioMed. He also currently serves on the boards of two non-profit organizations, The World Telehealth Initiative and the Surfrider Foundation. Dr. Richards received an M.D. from Harvard Medical School, an M.Phil. from the University of Sydney, and a B.A. from Yale University. He is a board-certified physician in Emergency Medicine.
As a director of Huron, Dr. Richards will receive compensation in accordance with the Company’s non-employee director compensation practices described in the Company’s 2026 Annual Proxy Statement filed with the Securities and Exchange Commission on March 20, 2026. This compensation generally consists of an annual cash retainer in the amount of $80,000, an annual retainer of $7,500 for service on the Nominating and Corporate Governance Committee of the Board, an annual retainer of $7,500 for service on the Finance and Capital Allocation Committee of the Board, an annual retainer of $7,500 for service on the Technology and Information Security Committee of the Board, and an annual grant of restricted stock on the date of the Company’s annual meeting with a value of $180,000. Because Dr. Richards joined the Company within the six months following the Company’s annual meeting, Dr. Richards's annual grant of restricted stock will be prorated such that Dr. Richards will receive half of the annual grant, which will be granted on August 1, 2026, and will vest fully on the first anniversary of the grant. Dr. Richards’s initial cash retainer will also be prorated to reflect his appointment date.
There are no arrangements or understandings between Dr. Richards and any other persons pursuant to which he was elected as a director. Dr. Richards has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	July 27, 2026	/s/ JOHN D. KELLY
John D. Kelly
Executive Vice President, Chief Financial Officer and Treasurer